Exhibit 1

AGREEMENT

Pursuant to Rule 13d-1-(k)(1) under the Securities Exchange Act of 1934, the undersigned hereby agree that only one statement containing the information required by Schedule 13G need be filed with respect to the ownership by each of the undersigned of shares of stock of Maze Therapeutics, Inc.

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

Dated:   May 15, 2025

ARCH VENTURE FUND X, L.P.

By:    ARCH Venture Partners X, L.P.

its General Partner

By:    ARCH Venture Partners X, LLC

its General Partner

By:                  *

Keith Crandell

Managing Director

ARCH VENTURE PARTNERS X, L.P.

By:  ARCH Venture Partners X, LLC

its General Partner

By:                  *

Keith Crandell

Managing Director

ARCH VENTURE PARTNERS X, LLC

By:                   *

Keith Crandell

Managing Director

ARCH VENTURE FUND X OVERAGE, L.P.

By:    ARCH Venture Partners X Overage, L.P.

its General Partner

By:    ARCH Venture Partners X, LLC

its General Partner

By:                  *

Keith Crandell

Managing Director

ARCH VENTURE PARTNERS X OVERAGE, L.P.

By:  ARCH Venture Partners X, LLC

its General Partner

By:                  *

Keith Crandell

Managing Director

                          *

Keith Crandell

                          *

Robert Nelsen

                          *

Kristina Burow

                          *

Steven Gillis

* By:  /s/ Mark McDonnell

Mark McDonnell as

Attorney-in-Fact

*          This Agreement of Joint Filing was executed by Mark McDonnell pursuant to a Power of Attorney filed as Exhibit 24 and 24.1 to the Form 3 relating to the beneficial ownership of shares of Verve Therapeutics, Inc. by the Reporting Persons filed with the Securities Exchange Commission on June 16, 2021 and incorporated herein in its entirety by reference.